As filed with the Securities and Exchange Commission on November 13, 2001
                                                     Registration No. 33-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                   MINNESOTA MINING AND MANUFACTURING COMPANY
             (Exact name of Registrant as specified in its charter)

                     Delaware                     41-0417775
             (State of incorporation)    (I.R.S. Employer I.D. No.)
                                    3M Center
                            St. Paul, Minnesota 55144
                                 (651) 733-1528
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                                    VIP PLUS
                            (Full title of the plan)

                            Roger P. Smith, Secretary
                   Minnesota Mining and Manufacturing Company
                                    3M Center
                            St. Paul, Minnesota 55144
                            Telephone: (651) 733-1528
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                       CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Title of Securities         Amount to be       Proposed Maximum      Proposed Maximum         Amount of
to be Registered(1)          Registered            Offering         Aggregate Offering    Registration Fee
                                                Price/Share (2)           Price
----------------------------------------------------------------------------------------------------------
Deferred Compensation       $10,000,000              100%              $10,000,000             $2,500
     Obligations
----------------------------------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of Minnesota Mining and Manufacturing Company (3M) to pay deferred compensation in the future in accordance with terms of 3M's VIP Plus.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.


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


PART I - INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference in this Registration Statement:

3M COMMISSION FILINGS (FILE NO. 1-3285)     DATE/PERIOD
---------------------------------------     -----------
    Annual Report on Form 10-K              Year ended December 31, 2000

    Quarterly Reports on Form 10-Q          Quarters ended March 31, 2001,
                                            June 30, 2001 and September 30, 2001

    Current Reports on Form 8-K             January 11, 2001, January 17, 2001,
                                            January 24, 2001, February 23, 2001,
                                            April 23, 2001, May 4, 2001,
                                            May 10, 2001, May 11, 2001,
                                            September 17, 2001

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Under the VIP Plus (the "Plan"), the Registrant will provide eligible employees the opportunity to defer a specified percentage of a portion of their cash compensation.


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


The obligations of the Registrant under the Plan is to pay in the future the value of the deferred compensation accounts, as defined in the Plan, adjusted to reflect the performance, whether positive or negative, of the selected measurement investment options during the deferral period, in accordance with the terms of the Plan (the "Obligations"). The Obligations will be unsecured general obligations of the Registrant and will rank on a parity with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding.

         The amount of compensation to be deferred by each participating employee (each a "Participant") will be determined in accordance with the Plan based on elections by each Participant. Each Obligation will be payable on the date selected by each Participant in accordance with the terms of the Plan or, if earlier, death or other termination of employment pursuant to the terms of the Plan. The Obligations will be denominated and be payable in United States dollars.

         A Participant's right to the Obligations cannot be assigned or transferred except by a written designation of a beneficiary under the Plan or pursuant to the Plan's rules in the event the Participant dies without having an effective beneficiary designation.

         The Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by each Participant according to the terms of the Plan, at the option of the Registrant. However, the Registrant reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of the Participant to the balance of his or her deferred account as of the date of such amendment or termination.

         The Obligations are not convertible into another security of the Registrant. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Registrant. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Obligations, enforcing covenants and taking action upon default.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the validity of securities registered hereby have been passed upon by Gregg M. Larson, our Assistant General Counsel. Mr. Larson beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 1% of the total outstanding common stock, and is eligible to participate in the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Registrant is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same


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


exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         Registrant's Bylaws, as amended, provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

         All of Registrant's directors and officers will be covered by insurance policies maintained by Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;


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


                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling


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


                  person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on November 13, 2001.

                                      MINNESOTA MINING AND MANUFACTURING COMPANY

                                      By /s/ Roger P. Smith
                                         ------------------
                                      Name:  Roger P. Smith
                                      Title: Secretary

         Pursuant to the requirements of the Securities Act of 1993, as amended, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

        Signature                                   Title
        ---------                                   -----

           *                        Chairman of the Board, Chief Executive
---------------------------         Officer and Director
W. James McNerney, Jr.

           *                        Vice President, Finance (Principal Financial
---------------------------         Officer)
Robert J. Burgstahler

           *                        Vice President and Controller
---------------------------
Ronald G. Nelson

           *                        Director
---------------------------
Ronald O. Baukol

           *                        Director
---------------------------
Edward A. Brennan

           *                        Director
---------------------------
Edward M. Liddy


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


           *                        Director
---------------------------
Aulana L. Peters

           *                        Director
---------------------------
Rozanne L. Ridgway

           *                        Director
---------------------------
Kevin W. Sharer

           *                        Director
---------------------------
Frank Schrontz


* By: /s/ Roger P. Smith
      ---------------------
      Roger P. Smith
      Attorney-in-fact
      Date: November 13, 2001

         Roger P. Smith, by signing his name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the other persons named, filed with the Securities and Exchange Commission, on behalf of such other persons, all in the capacities and on the date stated, such persons being a majority of the directors and the Principal Financial and Accounting Officers of the Company.


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


                                INDEX TO EXHIBITS



--------------------------- ----------------------------------------------------
      Exhibit Number        Description
--------------------------- ----------------------------------------------------
           4(a)             Certificate of Incorporation of Registrant, as
                            amended and currently in effect (incorporated by
                            reference to Exhibit 3.1 to Registrant's Current
                            Report on Form 8-K filed on July 27, 2000)
--------------------------- ----------------------------------------------------
           4(b)             By-laws of Registrant, as amended and currently in
                            effect (incorporated by reference to Exhibit 3.2 to
                            Registrant's Current Report on Form 8-K filed on
                            November 20, 1996)
--------------------------- ----------------------------------------------------
           4(c)             VIP Plus plan document
--------------------------- ----------------------------------------------------
            5               Opinion of Counsel re Legality (Consent of Counsel
                            included therein).
--------------------------- ----------------------------------------------------
            15              Awareness Letter of PricewaterhouseCoopers LLP
                            (regarding interim financial information)
--------------------------- ----------------------------------------------------
            23              Consent of PricewaterhouseCoopers LLP (Consent of
                            Counsel included in Exhibit 5).
--------------------------- ----------------------------------------------------
            24              Power of attorney
--------------------------- ----------------------------------------------------




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